UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         June 20, 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2007, ScanSource, Inc. (the “Company”) received written notification from the Nasdaq Listing and Hearing Review Council (the “Council”) that, as a result of the Company’s filing of its amended annual report on Form 10-K/A for the year ended June 30, 2006, and its quarterly reports on Form 10-Q for the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007, the Company has demonstrated compliance with all Nasdaq Marketplace Rules and, accordingly, is no longer subject to delisting from The Nasdaq Stock Market. As a result, the pending review of the Company’s listing status by the Council has been closed and the Company’s securities will continue to be listed on The Nasdaq Global Select Market. A copy of the Company’s press release announcing the Nasdaq notification is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, the Board of Directors of the Company appointed Mr. R. Scott Benbenek as the Company’s President of Worldwide Operations, and Ms. Andrea D. Meade as Executive Vice President of Operations and Corporate Development, effective immediately. In conjunction with these appointments, Mr. Michael L. Baur, who has served as the Company’s Chief Executive Officer since 2000 and had served as President since 1992, will continue to lead the Company as its Chief Executive Officer, with the new President and Executive Vice President reporting to him.

Scott Benbenek, 51, began working for the Company in June 1998 as its Director of Merchandising. Mr. Benbenek subsequently served as the Company’s Vice President of Merchandising from April 1999 until his January 2002 promotion to the position of Executive Vice President, Corporate Operations. Mr. Benbenek served in that executive capacity until his most recent promotion to President, Worldwide Operations. Prior to joining the Company, Mr. Benbenek served as Product Manager for Gates/Arrow, a multinational electronics distributor, from 1990 to 1992, and served as Director of Merchandising and Vice President of Merchandising for Gates/Arrow from 1992 to 1995 and 1995 to 1998, respectively. As the Company’s President of Worldwide Operations, Mr. Benbenek will report directly to Chief Executive Officer, Michael L. Baur.

Mr. Benbenek also received an incentive stock option grant, effective at promotion, for 20,000 shares of Company common stock, vesting over three years, under and in accordance with the terms of the Company’s 2002 Long-Term Incentive Plan.

Also on June 20, 2007, the Company entered into an employment agreement (the “Benbenek Employment Agreement”) with Mr. Benbenek as President of Worldwide Operations, effective immediately and extending to June 30, 2009. The Benbenek Employment Agreement provides for, among other things, a salary of $300,000 per year, plus a bonus (or variable compensation) opportunity to be determined annually based on a measurement of Return on Invested Capital and Operating Income, as those terms are defined in the agreement (with target variable compensation equal to 0.35% of Operating Income).

The amount of the incentive bonus will be calculated as follows:

•	If Return on Invested Capital is greater than or equal to 30%, variable compensation will equal 115% of target variable compensation.
•	If Return on Invested Capital is at or between 25% and 29%, variable compensation will equal 110% of target variable compensation.
•	If Return on Invested Capital is at or between 20% and 24%, variable compensation will equal 100% of target variable compensation.
•	If Return on Invested Capital is less than 20%, variable compensation will equal 90% of target variable compensation.

If Mr. Benbenek’s employment is terminated by the Company other than for cause or disability or due to a change in control during the period of his employment agreement, or Mr. Benbenek terminates his employment for good reason during the period of his employment agreement, then he will receive a severance package which includes, among other things, subject to certain terms and conditions: (1) his salary earned through the date of termination (to the extent not already paid); (2) any unpaid variable compensation earned through the date of termination; and (3) an amount equal to the highest combined annual salary and bonus earned by Mr. Benbenek from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. In addition, for up to twelve months following the date of termination, the Company will reimburse Mr. Benbenek for any payments in excess of the monthly rates paid by active employees for medical and dental insurance benefits until Mr. Benbenek is eligible to receive similar benefits under another employer-provided or group plan. The Company will also pay or provide to Mr. Benbenek any other amounts or benefits Mr. Benbenek is eligible to receive under the terms of any other Company plan, program, policy, practice, or agreement if such amounts were earned as of the date of termination. Mr. Benbenek’s receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

Mr. Benbenek has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of two years following the termination of his employment.

Andrea Meade, 36, began working for the Company in February 2000 as its Director of Strategic Development. Ms. Meade served in that capacity until her January 2002 promotion to the position of Executive Vice President, Corporate Operations, which she occupied until her most recent promotion to Executive Vice President of Operations and Corporate Development. Prior to joining the Company, Ms. Meade obtained an M.B.A. from Harvard Business School and subsequently served as a Senior Associate with Green, Manning & Bunch, Ltd., a middle market investment banking firm. Prior to attending business school, Ms. Meade served as an Associate in J.P. Morgan & Co.’s Financial Institutions Group, focused on mergers & acquisitions and advisory services. As the Company’s Executive Vice President of Operations and Corporate Development, Ms. Meade will report directly to Chief Executive Officer, Michael L. Baur.

Ms. Meade also received an incentive stock option grant, effective at promotion, for 10,000 shares of Company common stock, vesting over three years, under and in accordance with the terms of the Company’s 2002 Long-Term Incentive Plan.

Also, on June 20, 2007, the Company entered into an employment agreement (the “Meade Employment Agreement”) with Ms. Meade as Executive Vice President of Operations and Corporate Development, effective immediately and extending to June 30, 2009. The Meade Employment Agreement provides for, among other things, a salary of $200,000 per year, plus a bonus (or variable compensation) opportunity to be determined annually based on a measurement of Return on Invested Capital and Operating Income, as those terms are defined in the agreement (with target variable compensation equal to 0.25% of Operating Income).

The amount of the incentive bonus will be calculated as follows:

•	If Return on Invested Capital is greater than or equal to 30%, variable compensation will equal 115% of target variable compensation.
•	If Return on Invested Capital is at or between 25% and 29%, variable compensation will equal 110% of target variable compensation.
•	If Return on Invested Capital is at or between 20% and 24%, variable compensation will equal 100% of target variable compensation.
•	If Return on Invested Capital is less than 20%, variable compensation will equal 90% of target variable compensation.

If Ms. Meade’s employment is terminated by the Company other than for cause or disability or due to a change in control during the period of her employment agreement, or Ms. Meade terminates her employment for good reason during the period of her employment agreement, then she will receive a severance package which includes, among other things, subject to certain terms and conditions: (1) her salary earned through the date of termination (to the extent not already paid); (2) any unpaid variable compensation earned through the date of termination; and (3) an amount equal to the highest combined annual salary and bonus earned by Ms. Meade from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination . In addition, for up to twelve months following the date of termination, the Company will reimburse Ms. Meade for any payments in excess of the monthly rates paid by active employees for medical and dental insurance benefits until Ms. Meade is eligible to receive similar benefits under another employer-provided or group plan. The Company will also pay or provide to Ms. Meade any other amounts or benefits Ms. Meade is eligible to receive under the terms of any other Company plan, program, policy, practice, or agreement if such amounts were earned as of the date of termination. Ms. Meade’s receipt of these benefits will be subject to her execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

Ms. Meade has agreed in her employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of two years following the termination of her employment.

The foregoing promotion grants of stock options to Mr. Benbenek and Ms. Meade are in addition to the Company’s annual incentive stock option grants (consistent with terms of the incentive stock option agreement previously disclosed in the Company’s Current Report on Form 8-K filed

January 11, 2005), also approved June 20, 2007, for the Company’s management (including Mr. Benbenek and Ms. Meade) and other key employees.

In conjunction with these appointments, Mr. Robert S. McLain, Jr., who has served as the Company’s Vice President of Marketing since 1997 will continue with the title of Vice President of Marketing, but in view of changes in functional and reporting responsibilities will no longer serve as an executive officer of the Company.

A copy of the Company’s press release announcing the appointments of Mr. Benbenek and Ms. Meade and other organizational changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 20, 2007

99.2	Press Release dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: June 25, 2007	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 20, 2007

99.2	Press Release dated June 22, 2007